SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 24, 2003

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

2160 SATELLITE BLVD., SUITE 200, DULUTH, GEORGIA	30097

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(770) 495-5100

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

160 BEN BURTON ROAD, BOGART, GEORGIA 30622

(FORMER ADDRESS)

ITEM 5.     OTHER EVENTS

As a result of the change in the Company’s fiscal year from October 31 to December 31, the Company’s 2004 Annual Meeting of Shareholders is scheduled, subject to change, to be held on May 14, 2004, as opposed to March 19, 2004, as previously disclosed in the Company’s proxy statement for the 2003 Annual Meeting of Shareholders. The Company intends to mail its proxy statement for the 2004 Annual Meeting of Shareholders on or about March 31, 2004.

If a Roper shareholder wishes to present a proposal for consideration at the 2004 Annual Meeting of Shareholders, the proposal must be sent by certified mail-return receipt requested and must be received at the Company’s corporate offices no later than December 2, 2003 for inclusion in the proxy statement if appropriate for consideration under applicable securities laws. Shareholder proposals should be sent to:

Roper Industries, Inc.
2160 Satellite Boulevard, Suite 200
Duluth, GA 30097
Attention: General Counsel

In addition, a shareholder may bring business before the 2004 Annual Meeting of Shareholders, other than a proposal included on the proxy statement, or may submit nominations for directors, if the shareholder complies with the requirements specified in the Company’s bylaws. Under the bylaws, in order to be considered or brought before the 2004 Annual Meeting of Shareholders, any such proposal or nomination must be received by February 14, 2004 at the Company's corporate offices. In addition, all proposals or nominations must contain the information specified in Article I, Section 8 of the bylaws.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not Applicable

(b)	Pro Forma Financial Statements

Not Applicable

(c)	Exhibits

99.1 Press Release of the Company dated October 24, 2003.

ITEM 12.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 24, 2003, Roper Industries, Inc. (“the Company”) issued the press release containing information about the Company’s results of operations for the third quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.

(Registrant)

BY: /s/ Martin S. Headley

Martin S. Headley, Vice President, Chief Financial Officer	Date: October 27, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 24, 2003